UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2019

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	UMRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2019, Unum Therapeutics Inc. (the “Company”) entered into an amendment (the “Fourth Amendment”) to the loan security agreement, dated as of January 19, 2017 (as amended, amended and restated, supplemented or otherwise modified prior to the Fourth Amendment, the “Loan Security Agreement”), by and between the Company and Pacific Western Bank. The Fourth Amendment amends the Loan Security Agreement to, among other things, provide for changes to the primary depository requirements with Pacific Western Bank.

The above description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Loan and Security Agreement, dated as of July 31, 2019, by and between Unum Therapeutics Inc. and Pacific Western Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2019	UNUM THERAPEUTICS INC.

	By:	/s/ Charles Wilson
Charles Wilson, Ph.D.
Chief Executive Officer and President